CONFIDENTIAL TREATMENT REQUESTED

SHAREHOLDERS AGREEMENT
This SHAREHOLDERS AGREEMENT (this “Agreement”) dated as of March 11, 2013, is by and among Synacor, Inc., a Delaware corporation (“Synacor”), Maxit Technology Incorporated, a company incorporated under the laws of the British Virgin Islands (“Maxit”), and Synacor China, Ltd., a company incorporated under the laws of the Cayman Islands (the “JVCO” or the “Company”).
W I T N E S S E T H:
WHEREAS, Maxit and Synacor entered into that certain Joint Venture Agreement dated as of the date hereof (the “Joint Venture Agreement”), pursuant to which the JVCO shall be established;
WHEREAS, Synacor and Maxit shall each hold fifty percent (50%) of the voting interests in the JVCO as of the date hereof;
WHEREAS, the parties hereto intend that (i) the Company shall directly wholly own a company limited by shares incorporated under the law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”), which the parties intend, subject to applicable Law, to name XingMai Technology (HK) Limited (the “HK Sub”); and (ii) the HK Sub shall directly wholly own a limited liability company organized and existing under the law of the PRC, which the parties intend, subject to applicable Law, to name Beijing XingMai Technology, Ltd. (the “WFOE”), which WFOE shall operate all of the business of the Company in the PRC;
WHEREAS, the execution of this Agreement is a condition to the initial closing under the Joint Venture Agreement (the “First Closing”); and
WHEREAS, in connection with and to effect the First Closing, the parties hereto desire to enter into this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.
ARTICLE 1

DEFINITIONS

SECTION 1.01    Certain Defined Terms. For purposes of this Agreement:
“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, the Persons set forth in the following (i), (ii) and (iii) are not Affiliates of each other: (i) the JVCO Entities; (ii) the Synacor Parties; and (iii) the Maxit Parties.
“Annual Financial Statements” means true and complete copies of the consolidated audited balance sheet of the JVCO as of the last day of the JVCO’s Fiscal Year and the related statements of income, retained earnings, shareholders’ equity and cash flows of the JVCO for the Fiscal Year then ended, together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP, accompanied by the reports thereon of the JVCO’s independent auditors.
“Board” means the board of directors of the JVCO.
“Cause” means the conviction of a Director by a court of competent jurisdiction of, or a plea by a Director of guilty or no contest to, a felony or any crime of theft, forgery, fraud, misappropriation or embezzlement, or the

CONFIDENTIAL TREATMENT REQUESTED

commission of theft, forgery, fraud, willful misconduct, gross negligence, misappropriation or embezzlement against a JVCO Entity, Founding Shareholder or any Affiliate thereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly (whether or not as trustee, personal representative or executor), of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise, including the ownership, directly or indirectly, of securities or ownership interests having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
“Director” means a member of the Board.
“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or securities of such Person, and any option, warrant, or right to subscribe for or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Founding Shareholder” means each of Synacor and Maxit.
“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, the PRC, any other country or any state, county, city or other political subdivision of the United States, the PRC or any other country.
“Governmental Order” means any order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ of any Governmental Authority.
“Holder” means any holder of JVCO Equity Securities.
“IFRS” means the International Accounting Standards or International Financial Reporting Standards, as issued by the International Accounting Standards Board, as in effect from time to time and applied consistently throughout the periods involved and consistent with past practice (to the extent applicable).
“JV Business” means the supply of authentication and aggregation solutions for delivery of online content and services to customers in the PRC.
“JVCO Entity” means the JVCO, the HK Sub, the WFOE and each direct or indirect other Subsidiary of the JVCO.
“JVCO Equity Securities” means any Shares and any other Equity Securities of the JVCO.
“Maxit Parties” means Maxit and its Affiliates other than the JVCO Entities.
“Memorandum and Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, as such may be amended from time to time.
“Monthly Financial Statements” means true and complete copies of the consolidated balance sheet and statement of operations of the JVCO Entities as of and for the month then ended prepared in accordance with U.S. GAAP.

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“Necessary Corporate Approvals” means all consents and approvals required to be obtained from the Board (including from Directors designated by Synacor or Maxit), Synacor Parties or Maxit Parties under this Agreement.
“Ordinary Shares” means the ordinary shares, of US$0.01 par value each, in the capital of the JVCO.
“Person” means any individual, entity or group, including, without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.
“Preferred Shares” means the preferred shares, of US$0.01 par value each, in the capital of the JVCO.
“Preferred Share Price” means the price at which the applicable Preferred Share is originally sold and issued by the Company.
“Prohibited Person” means any Person that is (1) a national or resident of any U.S. embargoed or restricted country, (2) included on, or Affiliated with, any Person on the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions, (3) a member of any PRC military organization, or (4) a Person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules. Any Person that does not clearly fall within the foregoing definition but may nevertheless potentially be considered a Prohibited Person shall be reviewed by the JVCO’s Compliance Manager for determination and resolution thereof.
“Qualified Exchange” means the New York Stock Exchange, The NASDAQ Global Market System, the Main Board or the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited, the Main Market of the London Stock Exchange or any other exchange or quotation system that is agreed to in writing by both Synacor and Maxit.
“Qualified IPO” means the closing of the first firm commitment underwritten public offering to the general public of any securities of the JVCO, or a successor-in-interest to the JVCO, which (i) results in such securities being listed on a Qualified Exchange, (ii) is effected pursuant to (A) an effective registration statement under the Securities Act or (B) the securities Laws applicable to an offering of securities on a Qualified Exchange, (iii) yields aggregate proceeds to the issuer and any selling shareholders in excess of US$25 million before deduction of underwriters commissions and offering expenses and (iv) reflects an implied pre-offering market capitalization of the issuer of no less than US$50 million.
“Quarterly Financial Statements” means true and complete copies of the consolidated unaudited balance sheet of the JVCO as of the last day of each fiscal quarter of the JVCO and the related consolidated statements of income, retained earnings, shareholders’ equity and cash flows of the JVCO for each such fiscal quarter, together with all related notes and schedules thereto, prepared in accordance with U.S. GAAP, except for the absence of footnotes and for normal year-end adjustments.
“Securities Act” means the United States Securities Act of 1933, as amended from time to time.
“Senior Management” means the chief executive officer, the general manager, the chief operating officer, the chief financial officer, the controller, the chief technology officer, the vice president in charge of research and development, the general counsel, the corporate secretary, other key employees and positions equivalent or senior to a vice president role.
“Series A Preferred Shares” means the Series A preferred shares, of US$0.01 par value each, in the capital of the JVCO.
“Shares” means the Ordinary Shares and the Preferred Shares.

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“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other Person of which a Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries, (i) directly or indirectly owns or controls securities or other interests representing more than fifty percent (50%) of the voting power of such Person or (ii) is entitled, by contract or otherwise, to elect, appoint or designate Persons constituting a majority of the members of such Person’s board of directors or other governing body.
“Synacor Parties” means Synacor and its Affiliates other than the JVCO Entities (the “Synacor Parties”).
“Transaction Documents” means this Agreement, the Joint Venture Agreement and any other agreements contemplated by this Agreement or the Joint Venture Agreement.
“Transfer” or “Transferred” means the voluntary or involuntary sale, assignment, transfer (by gift or otherwise), conveyance, grant of a participation interest or other disposition or conveyance of legal or beneficial interest, directly or indirectly, whether in one transaction or in a series of related transactions; provided that a mere pledge or grant of a security interest shall not in and of itself be a Transfer, although a foreclosure or Transfer in connection with a foreclosure shall be deemed a Transfer.
“U.S. GAAP” means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved and consistent with past practice (to the extent applicable).
SECTION 1.02    Interpretation and Rules of Construction. The headings contained in this Agreement, in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules or Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The definitions of the terms herein shall apply equally to the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “shall” shall be construed to have the same meaning and effect as the word “will.” Unless the context requires otherwise (i) any definition of or reference to any Contract, instrument or other document herein shall be construed as referring to such Contract, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or otherwise set forth in such document), (ii) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) “day” shall mean calendar day, unless “Business Day” is expressly used, and (v) all references herein to Articles, Sections, Schedules or Exhibits shall be construed to refer to Articles, Sections, Schedules or Exhibits of this Agreement. The terms “dollars” and “US$” shall mean United States dollars, but references to amounts in US$ shall also mean, as applicable, the equivalent amount of other currencies.
ARTICLE 2

CORPORATE GOVERNANCE

SECTION 2.01    Powers of the Board. The Board shall have the powers and authority set forth in the Memorandum and Articles of Association of the JVCO and as provided under applicable Law, subject to the limitations set forth herein. No Director or group of Directors acting independently of the Board has the power to bind any JVCO Entity, and the Board has no power to bind any JVCO Entity without the receipt of all applicable Necessary Corporate Approvals.

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SECTION 2.02    Directors. Subject to Section 2.05, the Board shall consist of five (5) Directors, with three (3) Directors, including the chairman, designated at any time or from time to time by Synacor and two (2) Directors designated at any time or from time to time by Maxit. Upon written request of Synacor or Maxit to appoint any Director that such party is entitled to designate hereunder, the parties shall, and shall cause their applicable Affiliates to, vote, consent in writing and take or cause to be taken all other actions reasonably necessary to appoint such Director. Except as otherwise provided in Section 2.05 or as approved in writing by Synacor and Maxit, the number of Directors may not be increased or decreased.
SECTION 2.03    Initial Directors. As of the date hereof, the members of the Board shall be: (a) Ronald N. Frankel, George G. Chamoun and William J. Stuart, with Ronald N. Frankel designated as the initial chairman (the “Synacor Directors”); and (b) Qiang Sean Wang and Mei Deng (the “Maxit Directors”). Subject to the provisions of this Article 2, each Director shall hold such office until he or she is removed or otherwise vacates such office.
SECTION 2.04    Removal.
(a)    Upon written request of Synacor or Maxit to remove (whether or not for Cause) any Director that it is entitled to designate hereunder, the parties hereto shall, and shall cause their applicable Affiliates and the JVCO to, vote, consent in writing and take or cause to be taken all other actions reasonably necessary to remove such Director. Except pursuant to Section 2.02 or this Section 2.04, no party shall, and no party shall permit any of its applicable Affiliates to, vote, consent in writing or take any other action to cause the removal without Cause of any Director that such party did not designate under Section 2.02 hereof.
(b)    Notwithstanding the foregoing, each party hereby agrees that any Director designated pursuant to this Article 2 may be removed for Cause.
(c)    Notwithstanding the foregoing, the removal of a Director with or without Cause in no way eliminates, reduces or otherwise modifies the respective rights of Synacor or Maxit hereunder to designate a replacement or successor or the respective obligations of the parties under Section 2.06 hereof with respect thereto.
SECTION 2.05    Vacancies. In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal (with or without Cause) of any Director, a replacement Director to fill such vacancy shall be designated in accordance with Section 2.02 hereof. Notwithstanding any provision in this Agreement to the contrary, any individual designated pursuant to this Section 2.05 by Synacor or Maxit may not previously have been a Director who was removed from the Board for Cause.
SECTION 2.06    Covenant to Vote.
(a)    Each party shall, and shall cause its applicable Affiliates and the JVCO to, take all actions necessary (i) to call, or cause the appropriate officers and Directors of the JVCO to call, an extraordinary general or annual meeting of shareholders, and (ii) to vote all JVCO Equity Securities controlled, owned or held beneficially or of record by such party or its applicable Affiliates at any such annual or extraordinary general meeting in favor of all actions, and shall, and shall cause its applicable Affiliates to, take all actions by written consent in lieu of any such meeting, in each case to effect the intent of this Article 2, including the nomination and election of Directors designated pursuant to this Article 2. The Articles of Association of the JVCO shall include provisions consistent with this Section 2.06 to give this Section 2.06 full legal effect.
(b)    Except as otherwise contemplated hereby, no party shall, or shall permit any of its applicable Affiliates to, enter into any agreements or arrangements of any kind with respect to the voting of any JVCO Equity Securities or deposit any JVCO Equity Securities in a voting trust or other similar arrangement.
SECTION 2.07    Chairman of the Board. The Chairman of the Board shall be the Director so designated by Synacor, and Synacor may designate another Director as Chairman at any time or from time to time.

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SECTION 2.08    Committees of the Board. The Board may, by resolution passed by a majority of the members thereof, designate one or more committees. Unless Synacor and Maxit otherwise agree in writing (a) each committee shall consist of an equal number of Synacor Directors and Maxit Directors, (b) all decisions of a committee regarding the matters to be decided by such committee shall be made by unanimous approval of the members of such committee, and (c) unless specifically approved by the Board, including the affirmative vote of at least two (2) Synacor Directors, no committee will have any authority to act for or on behalf of the Board or a JVCO Entity, or to otherwise bind the Board or a JVCO Entity, but shall only be empowered to make recommendations to the Board. In the event any committee is unable to resolve any recommendation on matters to which it was appointed to consider, the committee shall refer such matters to the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee; provided, however, that, with respect to Directors designated as alternates, only a Synacor Director may replace an absent or disqualified committee member that is a Synacor Director and only a Maxit Director may replace an absent or disqualified committee member that is an Maxit Director.
SECTION 2.09    Nomination and Compensation Committee. The Board shall designate a nomination and compensation committee (the “Nomination and Compensation Committee”). Regular meetings of the Nomination and Compensation Committee shall be held at least semi-annually during each Fiscal Year. Subject to the other terms and conditions of this Agreement, including, without limitation, Section 2.14 and Section 5.07(b) hereof, the purpose of the Nomination and Compensation Committee shall be, among other things, (a) to review and recommend to the Board the appropriate salary, bonus and benefit levels of the Senior Management of the JVCO Entities; (b) to formulate and recommend to the Board the overall compensation principles and benefit plans for the employees of the JVCO Entities; and (c) when required due to a vacancy, to nominate to the Board replacement members of the Senior Management of the JVCO Entities. Notwithstanding anything to the contrary set forth herein, the Nomination and Compensation Committee shall not be authorized or permitted to nominate, elect, designate or otherwise appoint any Director to serve on the Board or on the board of directors of any Subsidiary of the JVCO.
SECTION 2.10    Audit Committee; Auditors. The Board shall designate an audit committee (the “Audit Committee”). Regular meetings of the Audit Committee shall be held at least quarterly during each Fiscal Year. Subject to the other terms and conditions of this Agreement, including, without limitation, Section 5.07(i) hereof, the purpose of the Audit Committee shall be, among other things, (a) to review and recommend to the Board the selection and appointment of the JVCO’s independent auditors; (b) to review and make recommendations to the Board regarding the internal audit functions of the JVCO Entities; (c) to review the JVCO Entities’ accounting systems; and (d) to review and recommend to the Board any financial statements of the JVCO and material accounting principles and practices of the JVCO. The parties hereto agree that the outside auditors of the JVCO Entities shall be an independent firm of internationally-recognized standing with substantial experience in auditing companies with operations in the PRC approved in writing by Synacor and that such firm shall conduct an annual audit of the JVCO in accordance with U.S. GAAP.
SECTION 2.11    Action by the Board.
(a)    Unless Synacor and Maxit otherwise agree in writing, meetings of the Board shall be held at least once every three (3) months. Regular meetings of the Board shall be held upon not less than seven (7) days prior notice to each Director; provided, however, that such notice may, as to a Director, be waived in writing by such Director. Special meetings of the Board may be called by a majority of the members of the Board. Special meetings of the Board shall be held upon not less than seventy-two (72) hours prior notice to each Director; provided, however, that such notice may, as to a Director, be waived in writing by such Director. Members of the Board may attend meetings of the Board either in person or telephonically.
(b)    At least a majority of the Directors then in office, including at least [*], must be present in person or by telephone at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(c)    All actions of the Board shall require the affirmative vote of a majority of the votes cast by the Directors present at a duly convened meeting of the Board at which a quorum is present or, in lieu of a meeting, by the unanimous written consent of all members of the Board, with each Director having one vote; provided, however, that neither the JVCO nor any Subsidiary thereof (including the WFOE) shall (whether by merger, consolidation, recapitalization or otherwise) make, take, enter, cause or permit to occur, commit to, authorize or approve any of the following (each, a “Supermajority Decision”), and each party shall exercise its respective voting rights in respect of its Shares and shall exercise its other rights, in each case to procure that neither the JVCO nor any Subsidiary thereof (including the WFOE) shall (whether by merger, consolidation, recapitalization or otherwise) make, take, enter, cause or permit to occur, commit to, authorize or approve any of the following without (in addition to the receipt of all other applicable Necessary Corporate Approvals) the affirmative vote of a majority of the votes cast by the Directors present at a duly convened meeting of the Board at which a quorum is present, which majority shall include an affirmative vote cast by at least [*] or, in lieu of a meeting, by the unanimous written consent of the members of the Board:
(i)    change the primary line of business of the Company or any of its Subsidiaries or make any other change in the business plan of the Company and its Subsidiaries;
(ii)    create any Subsidiary of the Company;
(iii)    enter into or change any related party transaction;
(iv)    establish any equity incentive or bonus plan or issue any equity award or bonus;
(v)    enter or materially change any officer, key employee or consulting arrangement with any officer, key employee or consultant of the Company or any of its Subsidiaries;
(vi)    file any claim, action, suit or other proceeding with any Governmental Authority against any Person;
(vii)    incur any indebtedness;
(viii)    contribute any registered capital or make any shareholder loans to the WFOE, other than the first US$2 million contributed as registered capital or so loaned to the WFOE;
(ix)    agree to any obligations of, or payments to, the Company in excess of $100,000;
(x)    make any capital expenditures not included in the Budget;
(xi)    agree to indemnification by the Company or any of its Subsidiaries with respect to infringements of proprietary rights;
(xii)    license any patent, copyright, trade secret or other proprietary or intellectual property right to or from the Company or any of its Subsidiaries;
(xiii)    agree to any provisions restricting or affecting the development, manufacture or distribution of the products or services of the Company or any of its Subsidiaries; or
(xiv)    enter any agreement material to the Company, any of its Subsidiaries or its shareholders not captured by the foregoing.
(d)    Each of the members of the Board may consider the interests of the shareholder that appointed such Director to the Board in making any determination as a Director.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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(e)    The Chairman shall have one vote as a Director at the time of any vote and shall have one additional tie-breaking vote if required.
(f)    A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.
(g)    In the event a quorum is not present at a duly called meeting of the Board, such meeting shall be adjourned and postponed and notice of a second call for such meeting shall be sent to all Directors setting forth a time and place for the reconvening of the postponed meeting which is not more than fifteen (15) days after the date initially set forth for the meeting. At such reconvened meeting, the quorum requirement shall be the same as set forth in Section 2.11(b) hereof.
SECTION 2.12    Action by the Shareholders.
(a)    At all meetings of shareholders of the JVCO, whether annual or extraordinary general meetings, the holders of a majority of the Shares entitled to vote thereat, present in person or by proxy, will be required for and will constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the Shares present at the meeting may only adjourn the meeting from time to time. At any such adjourned meeting at which a quorum will be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of the adjourned meeting will be given to each shareholder.
(b)    If a Supermajority Decision has been approved by the Board in accordance with Section 2.11(c) hereof, each party agrees not to vote, or permit the vote of, the JVCO Equity Securities controlled, owned or held by such party or its Affiliates with respect to such Supermajority Decision in a manner that is inconsistent with such Supermajority Decision as approved by the Board.
(c)    Prior to the consummation of a Qualified IPO, and in addition to the receipt of all other applicable Necessary Corporate Approvals, neither the JVCO nor any Subsidiary thereof (including the WFOE) shall (whether by merger, consolidation, recapitalization or otherwise) make, take, enter, cause or permit to occur, commit to, authorize or approve any of the following, and each party shall exercise its respective voting rights in respect of its Shares and shall exercise its other rights, in each case to procure that neither the JVCO nor any Subsidiary thereof (including the WFOE) shall (whether by merger, consolidation, recapitalization or otherwise) make, take, enter, cause or permit to occur, commit to, authorize or approve any of the following, without (in addition to the receipt of all other applicable Necessary Corporate Approvals) the affirmative vote or written consent of each of Synacor and Maxit:
(i)    alter or change the rights, preferences or privileges of the Shares;
(ii)    increase or decrease the authorized number of Preferred Shares or Ordinary Shares or any series thereof; or
(iii)    effect the payment or declaration of any Dividends with respect to any Shares.
SECTION 2.13    Approval of Business Plan and Budget. The officers of the JVCO shall, within forty-five (45) days after the beginning of each Fiscal Year, submit to the Board a proposed business plan for the JVCO Entities, including, without limitation, a rolling long-term strategic direction plan and business plan for three (3) to five (5) years, and a proposed budget for the JVCO Entities, including, without limitation, a capital expenditure budget and an operating budget for a twelve (12) month period commencing on January 1st of such Fiscal Year. Within ten (10) days after the submission thereof, the Board shall meet to discuss the foregoing and shall, subject to receipt of all applicable Necessary Corporate Approvals, adopt a proposed business plan for the JVCO Entities, including, without limitation, a long-term strategic direction plan and business plan (the “Business Plan”) and a budget for the JVCO Entities, including, without limitation, a capital expenditure budget and operating budget (the “Budget”).

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SECTION 2.14    Executive Management.
(a)    The Senior Management of each JVCO Entity shall conduct the day-to-day business of such JVCO Entity. Members of the Senior Management of a JVCO Entity shall render all of their professional time and services to such JVCO Entity on a full-time basis. Members of the Senior Management of a JVCO Entity shall be appointed and removed by the board of directors (or similar governing body) of such JVCO Entity; provided, however, that each key employee of any JVCO Entity, including, without limitation, the chief executive officer, general manager, chief operating officer, chief financial officer, controller, chief technology officer, general counsel and corporate secretary, will be nominated by Synacor. Each party agrees to cause its designees and the designees of its Affiliates on the board of each JVCO Entity to effect the election of the designees of, and, at the written request of Synacor, remove or cause the removal of the individuals requested to be removed by, Synacor. No Senior Management designated by Synacor hereunder shall otherwise be removed, except for Cause.
(b)    The Senior Management of each JVCO Entity shall report to the board of directors (or similar governing body) of such JVCO Entity and shall be directed and supervised consistent therewith on all matters related to such JVCO Entity and the operation, management and administration of such JVCO Entity.
(c)    Subject to the Business Plan and Budget and subject to any applicable Necessary Corporate Approvals, the Senior Management of JVCO shall hire such other employees as they shall deem necessary to operate the JV Business.
(d)    Notwithstanding the foregoing, (i) the removal of any member of Senior Management designated pursuant to Section 2.14(a) with or without Cause in no way eliminates, reduces or otherwise modifies the rights of Synacor under Section 2.14(a) to nominate a replacement or successor and the obligations of the parties under Section 2.14(a) with respect thereto; and (ii) any member of Senior Management designated pursuant to Section 2.14(a) by Synacor may not previously have been a member of Senior Management who was removed for Cause.
SECTION 2.15    Termination. Article 2 of this Agreement shall terminate upon the earlier of a Qualified IPO and the closing of the Bidding Call Option.
ARTICLE 3

ADDITIONAL SHAREHOLDER FUNDING

SECTION 3.01    Additional Capital Investments.
(a)    Notwithstanding anything to the contrary in this Agreement, the JVCO shall have the right, at the election of the chief executive officer of the JVCO in his sole reasonable and good faith business judgment, to raise additional capital pursuant to this Article 3, at any time or from time to time during the two (2) year period following the date of this Agreement, in an aggregate amount not to exceed US$5 million (the “Additional Capital”). In the event that the chief executive officer of the JVCO delivers a written notice (a “Call Option Notice”) to Synacor and Maxit that the JVCO is exercising its option pursuant to this Section 3.01 to raise all or a portion of the Additional Capital at such time (which Call Option Notice shall specify the amount of the Additional Capital to be raised at such time, which amount shall not be less than US$1 million), the JVCO shall, upon delivery of such written notice, take or cause to be taken all actions reasonably necessary to effect the raising of such Additional Capital in accordance with the terms and conditions hereof, and each Founding Shareholder or an Affiliate thereof may, within thirty (30) days following the receipt of such written certificate, elect to contribute, at such Founding Shareholder’s sole election, up to fifty percent (50%) of such Additional Capital (such Founding Shareholder’s “Call Option Pro Rata”) and receive additional Ordinary Shares in relation thereto at the Share Price (as defined below). If a Founding Shareholder or its designated Affiliate elects not to contribute all or any of its Call Option Pro Rata of the applicable Additional Capital (a “Deficit Amount”), the other Founding Shareholder may, or may designate an Affiliate of such Founding Shareholder to, contribute to the JVCO as Additional Capital an amount (the “Excess Contribution”) not to exceed the Deficit Amount within thirty (30) days of the determination

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that a Deficit Amount exists. If a Founding Shareholder or its designated Affiliate makes an Excess Contribution, such Founding Shareholder or its designated Affiliate, as applicable, shall receive a number of additional Ordinary Shares equal to the Excess Contribution divided by the Share Price.
(b)    For purposes of this Article 3, “Share Price” shall be determined based upon:
(i)    a pre-money valuation of the JVCO of [*] in the event the Call Option Notice is delivered on or prior to [*];
(ii)    a pre-money valuation of the JVCO of [*] in the event the Call Option Notice is delivered after [*] and on or prior to [*]; or
(iii)    a pre-money valuation of the JVCO of [*] in the event the Call Option Notice is delivered after [*] and on or prior to [*].
(c)    Promptly upon a contribution pursuant to this Section 3.01, the JVCO shall cause the register of members of the JVCO to be amended to reflect the issuance of such additional Ordinary Shares and, if applicable, to reflect the name of the designated Affiliate holding such Ordinary Shares.
SECTION 3.02    Exemption from Transfer Restrictions. For the avoidance of doubt, a purchase pursuant to this Article 3 shall not be subject to Article 4.
SECTION 3.03    Termination. This Article 3 shall terminate upon the earlier of a Qualified IPO and the closing of the Bidding Call Option.
ARTICLE 4

RESTRICTIONS ON TRANSFER

SECTION 4.01    General. Each party agrees that it will not, and it shall not permit any of its Affiliates to, directly or indirectly, make any Transfer of, or create, incur, or assume any Encumbrance with respect to, any JVCO Equity Securities, except in accordance with this Agreement.
SECTION 4.02    New Shareholders. If any JVCO Equity Securities are validly Transferred pursuant to this Agreement, including this Article 4, to a Person who is not then a party hereto, as a condition to any such Transfer, such Person shall execute a joinder to this Agreement adding such Person as a party and binding such Person to the terms and conditions of this Agreement; provided, however, that each of Synacor and Maxit shall remain party to this Agreement and guarantee the obligations of any transferee of Shares transferred by Synacor or Maxit, as applicable, to such transferee for so long as Synacor or Maxit, as applicable, retains any rights or obligations under this Agreement or any other agreement with the Company or any JVCO Entity.
SECTION 4.03    Recognition of Transfer by the JVCO. No Transfer of any JVCO Equity Securities that is in violation of this Agreement, including this Article 4, shall be valid or effective and neither the JVCO nor the other parties hereto shall recognize the same. No party hereto shall incur any Liability as a result of refusing to make any distribution to, or recognize any rights of, a transferee of any such invalid Transfer. The Board shall not approve any such Transfer and the Company shall not register the transferee of the Shares as the holder thereof and shall cause the Memorandum and Articles of Association of the JVCO to include provisions substantially consistent with this Section 4.03 to give this Section 4.03 full legal effect.
SECTION 4.04    Synacor Rights of First Refusal on Shares.
(a)    If at any time a Holder, other than Synacor (a “Selling Shareholder”), has the bona fide intention to sell all or a portion of its JVCO Equity Securities, or is required by applicable Law to Transfer any JVCO Equity Securities or otherwise make an involuntary Transfer thereof (an “Involuntary Transfer”), then such

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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Selling Shareholder will first be required to provide written notice of such proposed sale or Involuntary Transfer (a “First Offer Notice”) to the JVCO and Synacor, which First Offer Notice shall set forth (i) a description of such JVCO Equity Securities (the “Sale Property”); (ii) the third party to which such Selling Shareholder proposes to sell such Sale Property (the “Third Party”); and (iii) the consideration (the “First Offer Price”) for which, and the material terms and conditions on which, the Selling Shareholder proposes to Transfer the Sale Property; provided, however, that if the Transfer is an Involuntary Transfer, the First Offer Price shall be the fair market value of the Sale Property as determined by the Board; provided, further, that if the Board cannot make such determination, then such determination shall instead be made by an independent valuation firm of recognized international standing selected by the Board, which determination will be binding with respect to such Transfer.
(b)    Synacor shall then have the right to purchase (or to permit an Affiliate thereof to purchase), at the First Offer Price, the Sale Property. Such right of Synacor shall be exercisable by the delivery of notice to the Selling Shareholder (the “Notice of Exercise”) within thirty (30) days after the date of receipt of the First Offer Notice or, in the event of an Involuntary Transfer, the determination of the consideration pursuant to the provisos of Section 4.04(a). The right of Synacor pursuant to this Section 4.04(b) with respect to such Transfer (but not any future Transfer) will terminate if not exercised within the time period specified in the prior sentence.
(c)    In the event that Synacor exercises its right to purchase the Sale Property in accordance with Section 4.04(b), then the Selling Shareholder will sell such Sale Property to Synacor or an Affiliate thereof designated by Synacor as promptly as practicable after the date of delivery of the Notice of Exercise at the First Offer Price and otherwise on the terms and conditions set forth in the First Offer Notice.
(d)    Upon the consummation of any purchase and sale pursuant to this Section 4.04, the Selling Shareholder shall deliver its Sale Property, free and clear of any and all Encumbrances (other than restrictions under applicable Laws and this Agreement), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to Synacor, against delivery by Synacor of the First Offer Price for such Sale Property by check or wire transfer, in immediately available funds, to the account of the Selling Shareholder designated for such purpose.
SECTION 4.05    Sale.
(a)    If the Selling Shareholder has complied with the provisions of Section 4.04 and not all of the Sale Property has been subscribed for thereunder, then the Selling Shareholder shall have the right to sell such unsubscribed Sale Property to the Third Party for consideration not less than the First Offer Price and on terms and conditions not less favorable to the Selling Shareholder than the terms and conditions set forth in the First Offer Notice.
(b)    If the Selling Shareholder shall not have executed definitive documentation for the sale of the Sale Property in accordance with Section 4.05(a) or closed the transactions contemplated thereby before the expiration of ninety (90) days following the expiration of the thirty (30) day period referenced in Section 4.04(b) above, then the Selling Shareholder may not (i) deliver another First Offer Notice pursuant to Section 4.04 for a period of ninety (90) days following the last day of such period or (ii) Transfer all or any portion of the Sale Property without again complying with the provisions of this Article 4.
(c)    In the event that a Holder sells or otherwise Transfers any JVCO Equity Securities to any Person as permitted by this Section 4.05, any subsequent sales or other Transfers by such Person shall be subject to all the terms and conditions of this Article 4.
SECTION 4.06    Participation Rights in Future Offerings.
(a)    With respect to any offer or issuance of JVCO Equity Securities (excluding any Non-Participation Issuance) for which all applicable Necessary Corporate Approvals have been obtained, the JVCO shall offer to each Founding Shareholder by written notice (the “Issuance Notice”) the right, for a period of thirty (30) days following receipt of such Issuance Notice (the “Participation Exercise Period”), to subscribe for, at a

CONFIDENTIAL TREATMENT REQUESTED

subscription price per JVCO Equity Security equal to the subscription price for which the JVCO Equity Securities are to be issued, up to such Founding Shareholder’s pro rata portion of the JVCO Equity Securities (with such pro rata portion calculated based on the percentage of outstanding Ordinary Shares held by such Founding Shareholder). The Issuance Notice shall include the number of JVCO Equity Securities, price and any other material terms of the offer.
(b)    Each Founding Shareholder may accept the JVCO’s offer as to the full number of JVCO Equity Securities offered to it or any lesser number by written notice thereof given by such Founding Shareholder to the JVCO and the other Founding Shareholder prior to the expiration of the Participation Exercise Period, in which event the JVCO shall promptly sell and such Founding Shareholder shall buy, upon the terms specified, the number of JVCO Equity Securities agreed to be purchased by such Founding Shareholder, on parity with the other Founding Shareholder if the other Founding Shareholder is also purchasing JVCO Equity Securities. The JVCO shall be free at any time prior to forty-five (45) days after the expiration of the Participation Exercise Period, to offer and sell to any Person the remainder of such JVCO Equity Securities proposed to be issued by the JVCO, at a price and on terms no less favorable to the JVCO than those specified in the Issuance Notice. The JVCO shall not sell any such remaining JVCO Equity Securities that have not been subscribed for within such forty-five (45) day period without again complying with this Section 4.06.
(c)    A “Non-Participation Issuance” is any of the following issuances by the JVCO for which all applicable Necessary Corporate Approvals have been obtained:
(i)    Shares issued pursuant to Article 3 hereof;
(ii)    Shares in consideration for the acquisition (whether by merger or otherwise) by the JVCO or any of its Subsidiaries of shares of capital stock or assets of any other Person;
(iii)    Shares pursuant to a Qualified IPO;
(iv)    Shares as a dividend, share sub-division, share split, split-up or similar distribution;
(v)    Shares or options to subscribe for Shares pursuant to awards granted to employees, directors or consultants of the JVCO pursuant to an option plan or other compensation arrangement;
(vi)    Shares to financial institutions or lenders in connection with loan or credit financing arrangements;
(vii)    Shares or options to subscribe for Shares to suppliers or distributors in connection with procurement or distribution arrangements, in an aggregate amount not to exceed two percent (2%) of the then outstanding Shares (excluding Series A Preferred Shares);
(viii)    Shares upon exercise or conversion of securities of the JVCO; and
(ix)    any Shares that are expressly determined in writing to be issued in a Non-Participation Issuance hereunder by Synacor and Maxit.
(d)    Notwithstanding anything to the contrary in this Agreement, each Holder shall procure that no offer or issuance of JVCO Equity Securities shall be made by the JVCO unless the recipient thereof shall execute a statement in writing and reasonably acceptable to the JVCO whereby such recipient expressly agrees to receive and hold such JVCO Equity Securities (and all JVCO Equity Securities issued in respect thereof) subject to all of the applicable provisions of this Agreement, applicable Law and the Memorandum and Articles of Association of JVCO and that there shall be no Transfer of any JVCO Equity Securities held by such recipient except in accordance with the provisions of this Agreement and the Memorandum and Articles of Association of JVCO.

CONFIDENTIAL TREATMENT REQUESTED

SECTION 4.07    Drag Right. If the Board and Synacor approve, to a third Person that is not a Synacor Party, a transaction or series of transactions which constitutes (1) a consolidation, amalgamation or merger of the JVCO, a sale of all of the outstanding Shares of the JVCO, the sale of all or substantially all of the assets of the JVCO or any JVCO Entity or other transaction that qualifies as a Liquidation Event under the Memorandum and Articles of Association of the Company, as such may be amended from time to time (a “Drag Sale”), or (2) an equity or convertible debt financing of the Company ((1) or (2), a “Company Transaction”), then the Holders hereby agree (so long as, in the case of a Drag Sale, each Holder’s potential liability, if any, in connection with a Drag Sale is (a) several and not joint; (b) pro rata based on the portion of the consideration received by such Holder in the Drag Sale; and (c) capped, other than for fraud or willful misconduct, at the aggregate consideration received by such Holder in the Drag Sale):
(i)    if such transaction requires shareholder approval, with respect to all Shares that such Holder owns or over which such Holder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Company Transaction (together with any related amendment to the Memorandum and Articles of Association of the Company, as such may be amended from time to time, required in order to implement such Company Transaction) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Company Transaction;
(ii)    if such transaction is a sale of Shares held by shareholders of the Company, to sell the same proportion of Shares beneficially held by such Holder as is being sold by Synacor to the Person to which Synacor proposes to sell its Shares and, after giving effect to any differences in the economic rights of the Ordinary Shares and Preferred Shares, on the same terms and conditions as Synacor;
(iii)    to execute and deliver all related documentation and take such other action in support of the Company Transaction as shall reasonably be requested by the Company or Synacor in order to carry out the terms and provision of this Section 4.07, including, without limitation, executing and delivering instruments of conveyance and transfer and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
(iv)    not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Company Transaction;
(v)    to refrain from exercising any dissenters’ rights, rights of appraisal, right of judicial review or similar rights under applicable law at any time with respect to such Company Transaction; and
(vi)    if the consideration to be paid in exchange for the Shares pursuant to this Section 4.07 includes any securities and due receipt thereof by any Holder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Holder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Holder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Holder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.
SECTION 4.08    Legends. The JVCO shall affix to each certificate or, if applicable, other instrument evidencing JVCO Equity Securities a legend in substantially the following form, in addition to any other legends that may be required under applicable Law, provided that, at such time that any such legend is no longer applicable under applicable Law, the holder of such JVCO Equity Securities may request in writing that the JVCO issue a new certificate or other instrument of like tenor without such legend and the JVCO shall so issue such a certificate or other instrument.

CONFIDENTIAL TREATMENT REQUESTED

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.”
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, VOTING AND OTHERWISE AS SET FORTH IN A SHAREHOLDERS AGREEMENT DATED AS OF MARCH 11, 2013, AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY, EACH AS MAY THEREAFTER BE AMENDED FROM TIME TO TIME AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.”
SECTION 4.09    Market Standoff. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any JVCO Equity Securities held by such Holder (other than any JVCO Equity Securities included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are similarly bound. The obligations described in this Section 4.09 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 4.08 hereof with respect to the securities subject to the foregoing restriction until the end of such one hundred eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 4.09. If there is any release from such agreement of any Holder’s Shares subject to such restrictions, then each other Holder may sell, transfer or otherwise dispose of an equal percentage of such Holder’s Shares originally subject to such restrictions.
SECTION 4.10    Publicly Traded Partnership. Notwithstanding any provision herein to the contrary, each party agrees that it will not, and shall not permit any of its Affiliates to, directly or indirectly, make any Transfer of any Equity Securities of any JVCO Entity if such Transfer would constitute a transaction effected through an “established securities market” within the meaning of the regulations promulgated under Section 7704 of the Code or otherwise cause the Company to be a “publicly traded partnership” within the meaning of Section 7704 of the Code.
SECTION 4.11    Termination. Section 4.01 through Section 4.08 of this Agreement shall terminate in the event of a Qualified IPO.
ARTICLE 5
ADDITIONAL AGREEMENTS

SECTION 5.01    Information to be Provided to Shareholders.
(a)    The JVCO will prepare and deliver to each Founding Shareholder: (i) Monthly Financial Statements as soon as practicable after the end of each month but in any event within thirty (30) days after each such

CONFIDENTIAL TREATMENT REQUESTED

month; (ii) Quarterly Financial Statements as soon as practicable after the end of each fiscal quarter but in any event within thirty (30) days after each such fiscal quarter; (iii) Annual Financial Statements audited by the JVCO’s independent auditor as soon as practicable after the end of each Fiscal Year but in any event within sixty (60) days after the end of each Fiscal Year; and (iv) as soon as available, but in any event within sixty (60) days after the beginning of each Fiscal Year, the final Business Plan and Budget for the twelve (12) month period commencing on January 1st of such Fiscal Year, and upon any amendment thereof, each such amendment. Upon request by any Founding Shareholder, the JVCO shall provide such Founding Shareholder with such additional financial or other information as such Founding Shareholder may require to timely comply with its respective financial, tax or other reporting requirements under applicable Law. To the extent practicable, such Founding Shareholder requesting such additional financial information shall use commercially reasonable efforts to provide such requests for additional information to the JVCO sufficiently in advance of the required delivery date so as to allow the JVCO to incorporate such requests into its standard record keeping practices (which shall include record keeping in compliance with the Accounting U.S. GAAP) and to minimize the incurrence of additional expenses for the JVCO with respect thereto. The JVCO will also promptly provide to each Founding Shareholder with copies of all final reports (including, without limitation, management representation letters, list of adjustments not booked, management comment letters and the like) delivered by the JVCO’s independent auditors.
(b)    The JVCO shall allow each Founding Shareholder, upon reasonable notice, reasonable access to, and the right to make copies of, any correspondence with and filing made by the JVCO with any Governmental Authority.
(c)    The JVCO will promptly notify in writing each Founding Shareholder of the occurrence of any event reasonably likely to have a material adverse impact on a JVCO Entity, including, without limitation, material breaches under material contracts and the filing or threat of material litigation.
SECTION 5.02    Access to Information. The JVCO will permit representatives of each Founding Shareholder, at such Founding Shareholder’s expense and upon reasonable notice to the JVCO, to obtain from the JVCO Entities all documents and other information in the possession or control of any JVCO Entity thereof as may reasonably be requested, to visit and inspect the properties of the JVCO Entities, to discuss its business, affairs, finances and accounts with officers of the JVCO Entities and to have access to the books, records, properties, facilities and officers of the JVCO Entities, in each case, in order to monitor its investment in the JVCO, to exercise its rights under this Agreement and the Transaction Documents and to confirm the satisfaction of the JVCO with its covenants and obligations hereunder; provided, however, that any such access or furnishing of information shall be conducted during normal business hours, under the reasonable supervision of the JVCO’s personnel and in such a manner as not to unreasonably interfere with the normal operations of the business operations of the JVCO Entities; provided, further, that such Founding Shareholder shall bear any expenses incurred by such Founding Shareholder in connection therewith.
SECTION 5.03    No Additional Joint Venture; Non-Competition.
(a)    Non-Compete. No Maxit Party, on the one hand, or Synacor Party, on the other hand, shall compete with the JV Business in the PRC (the “Territory”) for as long as such party remains a shareholder of the JVCO or has the right to designate a Director and for two (2) years thereafter.
(b)    Scope. The covenant set forth in Section 5.03(a) will be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision in the Territory. Except for geographic coverage, each separate covenant will be deemed identical in terms to the covenants set forth above. If, in any judicial proceeding, a court refuses to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part, will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced. If the provisions of Section 5.03(a) are deemed to exceed the time, geographic or scope limitations permitted by applicable Law, then the provisions will be reformed to the maximum time, geographic or scope limitations permitted by applicable Law.

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(c)    Reasonableness. Each Founding Shareholder acknowledges and agrees that the limitations of time, geography and scope of activity in this Agreement are reasonable because, among other things, (i) each Founding Shareholder is engaged in a highly competitive industry; (ii) each Founding Shareholder may have unique access to the trade secrets and know-how of the other, including, without limitation, the plans, strategy and technology relating to the products of the JVCO; (iii) each Founding Shareholder is receiving significant consideration in the form of a potentially lucrative business opportunity resulting from the terms of this Agreement and the Transaction Documents; and (iv) each Founding Shareholder will be able to maintain a suitable and satisfactory business without violation of this Agreement.
SECTION 5.04    Confidential Information.
(a)    Except as provided herein or as otherwise agreed in writing, each party hereto (i) shall, and shall cause its Affiliates, officers, directors, employees, attorneys, accountants, auditors and agents (collectively “Representatives”) to, to the extent such Persons have received Confidential Information, maintain in the strictest confidence any and all confidential or proprietary information relating to another party hereto that is not available to the general public and is obtained under this Agreement or in connection with the JVCO Entities, including, without limitation, such information about properties, employees, finances, businesses and operations of such other party (collectively, “Confidential Information”), and all notes, extracts, summaries, analyses, compilations, studies, forecasts, interpretations or other documents prepared by the recipient or its Representatives and that contain, reflect or are based upon, in whole or in part, the Confidential Information, and (ii) shall not use or disclose, and shall cause its Representatives not to use or disclose, any such Confidential Information of another party, except as expressly permitted by the disclosing party and except to the extent a disclosure is required by Law or Governmental Order, in which event the party making such disclosure or the Representatives of which are making such disclosure (A) shall so notify the disclosing party as promptly as practicable and, if practicable, prior to making such disclosure; (B) shall disclose only such information as is required under such Law or Governmental Order; and (C) in connection with filings with a Governmental Authority, shall use commercially reasonable efforts to seek confidential treatment for such Confidential Information. Upon request by a disclosing party, a receiving party will, and will cause its Representatives to, promptly return or destroy, and certify in writing the destruction of, all Confidential Information of the disclosing party, except as required by applicable Law or Governmental Order.
(b)    Notwithstanding Section 5.04(a), any party may provide, or require the JVCO to provide, Confidential Information of any JVCO Entity to a prospective purchaser of all or a portion of such party’s JVCO Equity Securities in connection with reasonable due diligence by such prospective Third Party purchaser pursuant to a bona fide Transfer permitted by and in compliance with Article 4 hereof, provided that (i) prior to any such disclosure, such prospective purchaser executes a confidentiality agreement that contains provisions at least as protective of the JVCO as the provisions set forth in Section 5.04(a) above; (ii) such disclosure, to the extent it requires an inspection of the books of account or other business records of the JVCO, occurs during normal business hours of the JVCO and does not unreasonably interfere with the normal operations of the JVCO; and (iii) the JVCO Entities may refuse to disclose any highly sensitive Confidential Information or any Confidential Information subject to attorney-client privilege or similar protection.
(c)    Notwithstanding Section 5.04(a), (i) any receiving party or any Representative thereof may disclose any Confidential Information for bona fide business purposes on a strict “need to know” basis to its Representatives and its lenders, provided that in each such case each such Person agrees to keep such Confidential Information confidential in the manner set forth in this Section 5.04; and (ii) the provisions Section 5.04(a) shall not apply to, and Confidential Information shall not include, (A) any information that is or has become generally available to the public other than as a result of a disclosure by a receiving party or any Representative thereof in breach of any of the provisions of this Section 5.04; (B) any information independently developed by a receiving party or any Representative thereof without reference to any Confidential Information of another party; or (C) any information made available to such receiving party or any Representative on a non-confidential basis by any third party who is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

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(d)    Except as otherwise provided in this Section 5.04, Confidential Information received hereunder shall be used by each party and its Affiliates solely for use in connection with such party’s investment in the JVCO.
(e)    The obligations of each party under this Section 5.04 shall survive for as long as such party remains a shareholder of the JVCO and for five (5) years thereafter.
SECTION 5.05    Product Branding. Sales of the products and services of the JVCO shall be made under a Synacor brand, a Maxit brand or a Maxit-Synacor co-brand only with the written consent of each applicable party and subject to the terms and conditions of any applicable trademark license agreement.
SECTION 5.06    Compliance with Laws.
(a)    Foreign Corrupt Practices Act. The JVCO shall, and shall cause the other JVCO Entities to, comply with the U.S. Foreign Corrupt Practices Act, as amended (the “FCPA”), as if it were a U.S. Person and other applicable anti-corruption, recordkeeping and internal controls Laws. The JVCO shall not, and shall not cause or permit the other JVCO Entities to, directly or indirectly, take any action in violation of the FCPA or any other applicable similar anti-corruption, recordkeeping or internal controls Laws. The parties shall jointly cause the JVCO, as soon as reasonably practical after the date hereof, to adopt general guidelines relating to compliance with the foregoing which will address, among other topics, the retention of agents.
(b)    Export Control. The JVCO shall, and shall cause the other JVCO Entities to, comply with the import and export control Laws of the U.S., the PRC and each other applicable jurisdiction, including, without limitation, the Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security of the U.S. Department of Commerce and the International Traffic in Arms Regulations (“ITAR”) administered by the U.S. Department of State with respect to the export or re-export of goods, services or technology, including, without limitation, enforcing appropriate classification and reporting requirements. Without limiting the foregoing, the JVCO Entities shall reject all new orders or requests for products or services from a Person who is a Prohibited Person or for an end-use prohibited by the EAR, including, without limitation, military end-use. At the JVCO’s written request, Synacor and Maxit shall provide reasonable assistance to JVCO in effecting compliance with U.S. export control regulations, including, without limitation, the EAR and ITAR. Such reasonable assistance shall include, without limitation, (i) notification of any goods, technology or services contributed by Synacor or Maxit which are subject to the jurisdiction of the EAR or ITAR; (ii) provision of export classification control numbers and copies of any necessary licenses within a reasonable time prior to export of any goods, technology or services which are subject to the jurisdiction of the EAR or ITAR; and (iii) other assistance reasonably requested by the JVCO. It is agreed and acknowledged that, unless Synacor agrees in writing otherwise, all of the products of the JVCO Entities, including, without limitation, contributory or resultant technology, will be deemed to be subject to the EAR.
(c)    Reporting and Disclosure Obligations. The JVCO shall, and shall cause the JVCO Entities to, reasonably cooperate with Synacor, including, without limitation, making information about the JVCO Entities available to Synacor, to permit Synacor to satisfy any legal requirements imposed on Synacor and to permit Synacor to make any required certifications under the Exchange Act, the Securities Act, the Sarbanes-Oxley Act of 2002, applicable stock exchange rules and other applicable Law with respect to the JVCO Entities. It is agreed and acknowledged that Synacor may be required to publicly disclose financial and other information related to the JVCO Entities pursuant to such Laws, and any such disclosure by Synacor will be deemed exempt from Synacor’s obligations under Section 5.04 and otherwise; provided, however, that Synacor will use its commercially reasonable efforts to provide prior written notice of such disclosure to the JVCO; provided, further, that Synacor shall use its commercially reasonable efforts to seek confidential treatment for material proprietary confidential technical information as well as material confidential customer-specific pricing information and shall only disclose such confidential information as is required under applicable Law. The JVCO shall use its commercially reasonable efforts to cause its auditors to consent to the incorporation by reference of any audit report with respect to the JVCO Entities to the extent necessary in connection with Synacor’s filings under the Securities Act and the Exchange Act.

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(d)    Controls. If and for so long as the JVCO is a consolidated entity of Synacor, the JVCO will, at the request of Synacor, (i) establish and maintain disclosure controls and procedures and internal controls and procedures over financial reporting and accounting of the JVCO Entities (“Controls”) as reasonably requested by Synacor from time to time (A) so that all material information relating to the JVCO Entities is made known to Synacor and its auditors and (B) to provide reasonable assurance to Synacor regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; and (ii) cause Synacor and its auditors to have complete access at reasonable times to the books, records and other relevant materials of the JVCO Entities as well as complete access and cooperation at reasonable times from personnel of the JVCO Entities to evaluate (A) the effectiveness of the Controls, (B) whether any significant deficiencies or material weaknesses exist in the design or operation of the Controls that are reasonably likely to adversely affect the JVCO Entities’ ability to record, process, summarize and report financial information and (C) all fraud, whether or not material, that involves management or other employees who have a significant role in the Controls.
SECTION 5.07    Other Covenants.
(a)    Non-Solicitation. No employee of any Synacor Party directly involved in the business, operations or activities related to any JVCO Entity will be solicited or hired by any Maxit Party or any JVCO Entity without Synacor’s prior written consent. No employee of any Maxit Party directly involved in the business, operations or activities related to any JVCO Entity will be solicited or hired by any Synacor Party or any JVCO Entity without Maxit’s prior written consent. Each of Synacor and Maxit shall cause their respective Affiliates to comply with this Section 5.07(a).
(b)    Certain Employee Matters.
(i)    The hiring of all employees of, and the engagement of all advisors and consultants to, the JVCO Entities (and the cash and non-cash compensation thereof) will be subject to the prior approval of the Board, including at least [*], provided that the Board may (i) establish compensation guidelines for non-executive employees (i.e., any employee below the position of vice president or a substantially similar position) such that a JVCO Entity may hire or retain such Persons without the specific approval of the Board in accordance with such guidelines and in accordance with the Business Plan and Budget.
(ii)    No JVCO Entity will employ or retain as an employee, advisor, director, officer, agent, representative, consultant or independent contractor any Person who is a Prohibited Person. The JVCO Entities shall establish a screening system or subscribe to a commercial screening service to assist with compliance by the JVCO Entities with respect to this clause.
(iii)    Unless the Founding Shareholders otherwise mutually agree in writing to different terms and conditions, any employee incentive compensation plan established for employee, consultants and other service providers of the JVCO Entities shall provide that all options for the purchase of Shares and other Share equivalents issued to any employee, consultant or other service provider of any JVCO Entity shall, unless otherwise determined by the Board, (A) vest as to twenty-five percent (25%) of such Shares at the end of the first year following the grant date of the applicable option or other Share equivalent and as to seventy-five percent (75%) of such Shares in equal monthly installments over the following three (3) years; and (B) within ninety (90) days after the termination of employment or other service of an employee, consultant or service provider unexercised options of such Person shall terminate.
(c)    Fiscal Year. The JVCO’s fiscal year shall be from January 1st to December 31st (the “Fiscal Year”), and the JVCO shall not change its Fiscal Year without the prior written consent of each Founding Shareholder.
(d)    Insurance Policies. The JVCO Entities shall procure and maintain in effect policies of workers’ compensation insurance and insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by companies of similar size, in a similar line of business, engaged in international operations and with operations in the PRC.

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(e)    Inventions and Information Agreements. Unless otherwise determined by the Board, including at least [*], the JVCO Entities shall require each employee and consultant now or hereafter employed or retained by any JVCO Entity to enter into an employment or consulting agreement (i) requiring such Person to protect and keep confidential all of the confidential information, intellectual property and trade secrets used, licensed or owned by any JVCO Entity, Synacor Party or the Maxit Party; (ii) prohibiting such Person from competing with the JVCO Entities during and for a reasonable time after their tenure with such JVCO Entity; (iii) prohibiting such Person from soliciting the employees and consultants of the JVCO Entities during and for a reasonable time after their tenure with such JVCO Entity; and (iv) requiring such Person to assign all ownership rights in their work product to the JVCO Entities to the maximum extent permitted by applicable Law. The JVCO Entities shall enforce any such agreement against any Person (A) at the request of Synacor as it relates to Synacor or its business, intellectual property rights or technology and (B) at the request of Maxit as it relates to Maxit or its business, intellectual property rights or technology.
(f)    Certain Board Matters. The Memorandum and Articles of Association of the JVCO shall at all times provide for the indemnification of the Directors and their Affiliates to the maximum extent provided by applicable Law. Subject to applicable Law, at the request of a Director, the JVCO will promptly enter into an indemnification agreement with such Director on customary terms and conditions covering such Director and the Affiliates of such Director. The JVCO shall obtain, maintain and pay for directors’ and officers’ insurance covering each officer of each JVCO Entity and covering each member of the board of directors or similar governing body of each JVCO Entity from an insurer acceptable to Synacor in coverage amounts, and with coverage limitations, as are customarily obtained by U.S. companies of similar size, in a similar line of business, engaged in international operations and with operations in the PRC. The JVCO will promptly reimburse each Director that participates in or attends Board or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including round-trip travel and lodging.
(g)    Subsidiaries. All material documents, filings and materials to be submitted to a Governmental Authority in connection with the establishment of a Subsidiary of the JVCO, including, without limitation, the articles of association and other charter documents thereof, shall be subject to the prior review and approval, not to be unreasonably withheld or delayed, by each Founding Shareholder. The JVCO shall cause each of its Subsidiaries to have a board of directors (each, a “Subsidiary Board”) as its governing and managing body, with the authorized size equal to the authorized size of the Board, as such may be adjusted from time to time, and with the members and chairperson of each Subsidiary Board designated in the exact same manner as the members and chairperson of the Board are designated, as such may be adjusted from time to time; provided, however, that, with respect to any Subsidiary formed, incorporated or existing under the law of the PRC (a “PRC Subsidiary”), the Founding Shareholder entitled to designate the chairman of the Board shall have the right, in its sole discretion, to designate a different individual to serve as the legal representative of such PRC Subsidiary, subject to requirements of applicable PRC Law. The JVCO shall vote or caused to be voted, at each annual or extraordinary general meeting of the shareholders or members of each such Subsidiary at which directors are to be elected, in favor of, or shall take all actions by written resolution in lieu of any such meeting, as necessary to cause the election or re-election as members of the Subsidiary Boards, and during such period to continue in office, the directors and chairpersons designated pursuant to the immediately preceding sentence. To the extent required by applicable Law, the JVCO shall cause each Subsidiary in the PRC to have three (3) supervisors or a board of supervisors, and Synacor will designate two (2) of the supervisors and Maxit will designate one (1) of the supervisors. A unanimous approval shall be required for such supervisors or any board of supervisors to take any action. In the case of the termination, liquidation or winding up of a JVCO Entity, the liquidating committee or similar body of such Subsidiary shall include two (2) representatives designated by Synacor and one (1) representative designated by Maxit.
(h)    Enforcement of Rights. Each Founding Shareholder agrees to comply, and to cause its Affiliates to comply, with each of its obligations under each Transaction Document and each other contract or agreement between it and any JVCO Entity. Nothing in this Agreement shall be construed to restrict or limit the ability of a Founding Shareholder to cause any JVCO Entity to enforce its rights under any such contract or agreement against any other Founding Shareholder or Affiliate thereof, and each Founding Shareholder agrees that the other Founding Shareholder shall have the right to cause any JVCO Entity to enforce such JVCO Entity’s rights under any such contract or agreement.

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(i)    Books and Records. The JVCO will maintain the books and records of the JVCO Entities in accordance with U.S. GAAP. The JVCO will prepare its consolidated unaudited and audited financial statements in accordance with U.S. GAAP and shall implement and maintain such appropriate systems, controls and procedures as are necessary to convert the financial information into that required by U.S. GAAP. The JVCO shall, and shall cause the other JVCO Entities to, (A) keep accurate books and records and ensure that all payments on behalf of the JVCO Entities to third Persons are supported by written invoices and (B) maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions on behalf of the JVCO Entities are executed and that transactions and assets owned by the JVCO Entities are appropriately recorded.
SECTION 5.08    Termination. This Article 5 (other than Section 5.04) shall terminate in the event of a Qualified IPO.
ARTICLE 6

BIDDING CALL OPTION

SECTION 6.01    Bidding Call Option. Either Founding Shareholder shall have the right (the “Bidding Call Option”) to cause the purchase and sale contemplated by this Section 6.01.
(a)    The Founding Shareholder electing to exercise its Bidding Call Option shall notify the other Founding Shareholder in writing (the “Bidding Call Notice”) of the implied equity value of the JVCO (the “Bid Valuation”) based on which it is willing, in good faith, to purchase all of the JVCO Equity Securities of the other Founding Shareholder and its Affiliates. The non-exercising Founding Shareholder and its Affiliates shall then be required to either agree to sell all of their JVCO Equity Securities to the exercising Founding Shareholder based on the Bid Valuation or offer a higher Bid Valuation based on which it would be willing, in good faith, to purchase all of the JVCO Equity Securities of the exercising Founding Shareholder and its Affiliates. This process shall be an iterative bidding process alternating back and forth between the Founding Shareholders until such point as one Founding Shareholder elects to sell all of its JVCO Equity Securities to the other Founding Shareholder based on a Bid Valuation being offered by the other Founding Shareholder. A Founding Shareholder shall have ten (10) Business Days in the first round and five (5) Business Days in each round thereafter to elect either to accept the Bid Valuation of the other Founding Shareholder and sell its JVCO Equity Securities or counter-propose its own Bid Valuation. If a Founding Shareholder fails to deliver any such election to the other Founding Shareholder within any such ten (10) Business Day or five (5) Business Day period, as the case may be, such Founding Shareholder shall be deemed to have elected to accept the last Bid Valuation of the other Founding Shareholder. To be valid, a Bid Valuation under this Section 6.01(a) (A) must be made in good faith and exceed the previous Bid Valuation of the other Founding Shareholder by an amount equal to at least [*] of such previous Bid Valuation and (B) shall be irrevocable upon delivery to the other Founding Shareholder.
(i)    Upon the consummation of any purchase and sale pursuant to this Section 6.01, (i) the selling Founding Shareholder and its Affiliates shall deliver their JVCO Equity Securities, free and clear of all encumbrances and other charges (except under applicable Law) together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the other Founding Shareholder, against delivery of the purchase price therefor based on an implied equity value equal to the final Bid Valuation by wire transfer, in immediately available funds, to the account of the selling Founding Shareholder designated for such purpose and (ii) all rights of the selling Founding Shareholder and its Affiliates under this Agreement shall terminate.
(ii)    Notwithstanding anything to the contrary in this Agreement, the exercise of the Bidding Call Option pursuant to this Article VI shall not require the approval or vote of the Board or the Founding Shareholders.
(iii)    Notwithstanding anything to the contrary in this Agreement, in the event that the failure of a Bidding Call Option to close is primarily the result of a material breach of a Founding Shareholder or an Affiliate thereof under this Article VI, (A) such Founding Shareholder shall thereafter lose its right to initiate a

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Bidding Call Option for a period of two (2) years and (B) the non-breaching Founding Shareholder and its Affiliates shall have the right to close the applicable Bidding Call Option at the lowest Bid Valuation made by such non-breaching Founding Shareholder in relation to such Bidding Call Option.
SECTION 6.02    Restructuring. The parties agree to, and to cause their applicable Affiliates to, use commercially reasonable efforts to restructure the rights under this Article VI as may be reasonably requested by the JVCO or a Founding Shareholder to minimize the overall tax impact of such transaction on the parties thereto; provided, however, that no Founding Shareholder or Affiliate thereof shall be obligated to take any action that would have (i) a material adverse impact on the rights or benefits enjoyed by such Founding Shareholder, together with its Affiliates, under the Transaction Documents or (ii) a disproportionate impact on such Founding Shareholder, together with its Affiliates, as compared to the Other Founding Shareholder, together with its Affiliates.
SECTION 6.03    Exemption from Transfer Restrictions. For the avoidance of doubt, a Transfer pursuant to this Article VI shall not be subject to Article 4.
SECTION 6.04    Termination. This Article VI shall terminate upon the earlier of a Qualified IPO and the closing of the Bidding Call Option.
ARTICLE 7
TERMINATION

SECTION 7.01    Termination and Dissolution.
(a)    Triggering Events. For purposes of this Section 7.01, each of the following shall constitute a “Triggering Event” and any unresolved dispute among the parties as to whether a Triggering Event has occurred shall be resolved pursuant to Section 9.13:
(i)    a Governmental Authority of competent jurisdiction shall have issued or entered a final non-appealable Governmental Order, or shall have enacted a Law, in any case before the third (3rd) anniversary of the Closing, that has the effect of fundamentally frustrating the overall intent and purpose of a Founding Shareholder of the transactions contemplated by the Joint Venture Agreement taken as a whole (each of the foregoing, a “Force Majeure Event”);
(ii)    the occurrence of one or more defaults or violations of covenants under the Transaction Documents, or one or more acts of fraud, in any case by Maxit or any Affiliate thereof, the aggregate effect of which is to fundamentally frustrate the overall intent and purpose of Synacor of the transactions contemplated by the Joint Venture Agreement taken as a whole (each of the foregoing, a “Maxit Breach Event”); and
(iii)    the occurrence of one or more defaults or violations of covenants under the Transaction Documents, or one or more acts of fraud, in any case by Synacor or any Affiliate thereof, the aggregate effect of which is to fundamentally frustrate the overall intent and purpose for Maxit of the transactions contemplated by the Joint Venture Agreement taken as a whole (each of the foregoing, a “Synacor Breach Event”).
(b)    Rights upon a Force Majeure Event.
(i)    Upon the occurrence of a Force Majeure Event, any Founding Shareholder (the “Departing Shareholder”), by written notice given to the other Founding Shareholder and to the JVCO within sixty (60) days of the occurrence of a Force Majeure Event, may cause the JVCO to, and the JVCO shall, redeem, out of funds of the JVCO legally available therefor and subject to applicable Law, all JVCO Equity Securities held by the Departing Shareholder, by payment in cash equal to the aggregate of (1) US$2.00 per Series A Preferred Share, if any; and (2) such Founding Shareholder’s pro rata portion of [*] (with such pro rata portion calculated based on the percentage of outstanding Ordinary Shares then held by the Departing Shareholder):

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(A)	[*]; and

(B)	[*].

(ii)    The redemption of such JVCO Equity Securities shall occur as promptly as reasonably practicable after the completion of the foregoing; provided, however, if the closing of such redemption does not occur within one hundred eighty (180) days after the determination of the Post-Departure Fair Value, then the Departing Shareholder may, by written notice given to the other Founding Shareholder and to the JVCO, cause the dissolution, liquidation and winding up of the JVCO (a “Dissolution”), with such Dissolution to be effected in accordance with applicable Law.
(c)    Rights upon a Breach Event.
(i)    Upon the occurrence of a Synacor Breach Event or a Maxit Breach Event, the non-breaching party may, by written notice given to the breaching party and to the JVCO within sixty (60) days of the final determination (whether by agreement of Synacor and Maxit or through the procedures set forth in Section 9.13 hereof) that a Triggering Event has occurred, elect to cause (A) the breaching party to, and the breaching party shall, purchase all of the JVCO Equity Securities held by the non-breaching party based on the Fair Value immediately prior to the occurrence of the Triggering Event (the “Pre-Breach Fair Value”); or (B) the JVCO to, and the JVCO shall, redeem, out of funds of the JVCO legally available therefor and subject to applicable Law, all JVCO Equity Securities held by the breaching party, by payment in cash equal to the aggregate of (1) US$2.00 per Series A Preferred Share, if any; and (2) such breaching party’s pro rata portion of [*] (with such pro rata portion calculated based on the percentage of outstanding Ordinary Shares then held by the breaching party):

(A)	[*]; and

(B)	[*].

(ii)    The purchase and sale of such JVCO Equity Securities shall take place as promptly as reasonably practicable after the completion of the foregoing.
(d)    Covenants, Cooperation and Further Action. Each party shall, and shall cause its applicable Affiliates to, cooperate with the other parties and cause to be taken all actions as are reasonably necessary to effect the matters contemplated by this Section 7.01 and to consummate the transactions contemplated by this Section 7.01, including, without limitation, obtaining all necessary approvals, as promptly as reasonably possible, and otherwise comply with Section 9.02 with respect thereto. The parties agree to cooperate with each other to determine the Fair Value as quickly as reasonably possible. Upon the consummation of any purchase and sale pursuant to this Section 7.01, (i) the selling Founding Shareholder and its Affiliates shall deliver their JVCO Equity Securities, free and clear of all encumbrances and other charges (except under applicable Law) together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the JVCO and other Founding Shareholder, against delivery of the purchase price therefor by wire transfer, in immediately available funds, to the account of the selling Founding Shareholder designated for such purpose; and (ii) all rights of the selling Founding Shareholder and its Affiliates under this Agreement shall terminate.
SECTION 7.02    Fair Value.
(a)    Definition of Fair Value. For purposes of this Article 7, “Fair Value” means [*].
(b)    Determination of Fair Value. The Founding Shareholders shall negotiate in good faith for a period of twenty (20) calendar days from the date of the event giving rise to the need for a determination of Fair Value to determine the Fair Value. If the Founding Shareholders are unable to reach a mutual determination of Fair Value within such twenty (20) calendar day period, each Founding Shareholder shall promptly appoint a qualified, recognized appraiser of international standing (such as, by way of example only, the valuation group of an international accounting firm or a global investment bank) with substantial experience in valuing companies with a

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size, organization, assets and principal place of business similar to that of the JVCO Entities (each, an “Advisor”), and each such Advisor shall deliver a written opinion with supporting materials as to the Fair Value (an “Advisor’s Report”) to each of the Founding Shareholders concurrently within twenty (20) Business Days of its appointment (the “Opinion Period”). If the Fair Value determined by an Advisor is presented in such Advisor’s Report as a range of values, then the Fair Value for purposes of such Advisor’s Report shall be deemed to be the arithmetic average of such range. If only one Advisor timely delivers its Advisor’s Report, the value determined by such Advisor shall be deemed to be the Fair Value for purposes hereof. If both of the Advisors timely deliver Advisor’s Reports, and if the difference between the Fair Values submitted by each such Advisor equals [*] or less of the higher value, then the Fair Value of the JVCO for purposes hereof shall be deemed to be the arithmetic average of the Fair Values submitted by such Advisors. If the difference between the two values is greater than [*] of the higher value, then the Founding Shareholders shall negotiate in good faith for a period of five (5) Business Days from the expiration of the Opinion Period to try to determine the Fair Value, provided that, if the Founding Shareholders cannot agree during such period, the Founding Shareholders shall jointly select a third Advisor that has not been engaged by either Founding Shareholder or their respective Affiliates in any capacity during the two (2) year period preceding such date, which third Advisor shall be required to choose only one of the two previously submitted values and shall not be authorized to determine a new third value. If the Founding Shareholders cannot agree on the third Advisor, then their respective Advisors shall together be instructed to select as the third Advisor an Advisor that has not been engaged by either of the Founding Shareholders or their respective Affiliates in any capacity during the two (2) year period preceding such date. Neither Founding Shareholder or any of their Affiliates or representatives shall communicate unilaterally with the third Advisor. The third Advisor will be instructed to deliver to each Founding Shareholder concurrently, within fifteen (15) Business Days of its appointment, an Advisor’s Report selecting which of the two valuations better approximates the Fair Value. The value chosen by such third firm shall then be deemed to be the Fair Value and will be non-appealable, final and binding on the Founding Shareholders for purposes hereof.
(c)    Further Assurances; Cooperation. The JVCO and the Founding Shareholders shall each cooperate with each other and with the Advisors and shall provide all information reasonably requested by the Advisors in connection with their valuation. The Advisors shall, in determining the Fair Value, consider all material information resulting from such diligence and access.
(d)    Payment of Advisor Fees. In the case of Force Majeure Event, (i) the JVCO shall bear the fees and expenses of the Advisor of the Founding Shareholder that is not departing, (ii) the Departing Shareholder shall bear the fees and expenses of its Advisor, and (iii) the JVCO and the Departing Shareholder shall split equally the fees and expenses of the third Advisor. In the case of a Maxit Breach Event or a Synacor Breach Event, (x) the JVCO shall bear the fees and expenses of the Advisor of the non-breaching party, (y) the breaching party shall bear the fees and expenses of its Advisor, and (z) the JVCO and the breaching party shall split equally the fees and expenses of the third Advisor.
SECTION 7.03    Restructuring. The parties agree to, and to cause their applicable Affiliates to, use commercially reasonable efforts to restructure the rights under this Article 7 as may be reasonably requested by the JVCO or a Founding Shareholder to minimize the overall tax impact of such transaction on the parties thereto; provided, however, that no Founding Shareholder or Affiliate thereof shall be obligated to take any action that would have (i) a material adverse impact on the rights or benefits enjoyed by such Founding Shareholder, together with its Affiliates, under the Transaction Documents or (ii) a disproportionate impact on such Founding Shareholder, together with its Affiliates, as compared to the Other Founding Shareholder, together with its Affiliates.
SECTION 7.04    Exemption from Transfer Restrictions. For the avoidance of doubt, a Transfer pursuant to this Article 7 shall not be subject to Article 4.
SECTION 7.05    Termination. This Article 7 shall terminate upon the earlier of a Qualified IPO and the closing of the Bidding Call Option.

ARTICLE 8

TAX MATTERS

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SECTION 8.01    Operational Tax Matters.
(a)    Synacor shall be the tax matters partner of the JVCO, within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall be responsible solely for U.S. tax matters of the JVCO Entities. All non-U.S. tax matters shall be the responsibility of an executive officer of the JVCO nominated by Synacor (the “Tax Officer”). The JVCO shall, to the fullest extent permitted by Law, reimburse the Tax Matters Partner and the Tax Officer for all reasonable expenses (including legal and accounting fees) incurred by the Tax Matters Partner or the Tax Officer, as applicable, in connection with any administrative or judicial proceeding with respect to the tax liability of the Holders as long as the Tax Matters Partner or the Tax Officer, as applicable, has determined in good faith that its course of conduct was in, or not opposed to, the best interest of the JVCO. The provisions on indemnification set forth in Section 9.03 hereof shall be fully applicable to the Tax Matters Partner in its capacity as such.
(b)    A tax committee shall be formed, which shall be comprised of one representative from each of Synacor and Maxit. The tax committee shall have the right to receive, upon reasonable request, information regarding tax matters from the Tax Matters Partner and the Tax Officer and advise the Tax Matters Partner and the Tax Officer with respect to any and all such Tax matters. In the event of a disagreement within the tax committee regarding any tax matter, either member thereof may refer the disagreement to the Board, the decision of which (determined by a majority of the Directors acting at any meeting during which such tax matter is acted upon, provided that a quorum of the Directors is present thereat, and subject to any other Necessary Corporate Approvals) shall be binding on the Tax Matters Partner and the Tax Officer in respect of such Tax matter. Notwithstanding the preceding sentence, with respect to U.S. tax matters, the Tax Matters Partner shall have the authority to make all decisions; provided, however, that the Board shall have the authority to veto any decision made by the Tax Matters Partner in the event that the Board, in its reasonable discretion, determines that such decision would materially adversely affect the JVCO.
(c)    Each of the JVCO, the HK Sub and the WFOE will make an election, or take such other action as may be required under applicable Law, to cause the JVCO to be treated as a disregarded entity on the date of formation and as a partnership after the Closing Date, and each of the HK Sub and the WFOE to be treated as a disregarded entity effective on the date to be determined by Synacor in its reasonable discretion, for U.S. tax purposes, and neither Synacor nor Maxit shall, and Synacor and Maxit shall cause each of the JVCO, the HK Sub and the WFOE not to, take any action inconsistent with such treatment. Furthermore, Synacor and Maxit hereby agree that it is their intent to treat all other JVCO Entities as either partnerships or disregarded entities for U.S. tax purposes. Any decision by the Tax Matters Partner to change the entity classification for U.S. tax purposes of a JVCO Entity to a corporation shall require prior written consent of the Board, subject to any other Necessary Corporate Approvals; provided, however, such consent shall not be unreasonably withheld.
(d)    Synacor and Maxit hereby agree that the provisions set forth in Exhibit A hereto shall govern the allocations of income, gain, loss or deduction of the JVCO for U.S. tax purposes and that the parties shall treat the provisions of Exhibit A as forming a part of the “partnership agreement” of the “partnership” for purposes of Section 704 of the Code and the U.S. Treasury Regulations promulgated thereunder, provided, for the avoidance of doubt, that JVCO shall not be obliged to deal with its capital, assets, income, profit or loss otherwise than in accordance with applicable Laws.
(e)    The JVCO shall furnish each of Synacor and Maxit, within thirty (30) days after the end of each quarter (or as soon as reasonably practicable thereafter), with a quarterly statement of such shareholder’s distributive share, if any, of estimated income, gains, losses, deductions and credits resulting from the operations of the JVCO Entities for the preceding fiscal quarter. Within ninety (90) days after the end of each Fiscal Year (or as soon as reasonably practicable thereafter), the JVCO shall furnish each of Synacor and Maxit with a final statement of such shareholder’s distributive share, if any, of income, gains, losses, deductions and credits resulting from the operations of the JVCO for the preceding Fiscal Year.
(f)    The JVCO shall, and shall cause, the HK Sub, the WFOE and any other JVCO Entity to, furnish the Tax Matters Partner with any information the Tax Matters Partner, in its reasonable discretion,

CONFIDENTIAL TREATMENT REQUESTED

determines to be necessary for Synacor to make any U.S. tax elections or comply with any U.S. tax reporting requirements with respect to its investment in the JVCO Entities.
(g)    Synacor and Maxit shall use their commercially reasonable efforts, and reasonably cooperate with each other, to obtain any available tax exemption, tax holiday or other tax incentive or benefit available to the JVCO, the HK Sub, the WFOE, any other JVCO Entity or any party hereto, including, without limitation, any tax benefit available under the Laws of Hong Kong and the PRC.
(h)    Notwithstanding anything to the contrary in this Agreement or any other agreement related hereto, as between themselves and the JVCO and the JVCO Entities, Synacor and Maxit shall each be solely responsible for any tax with respect to income earned by, through or from the JVCO for which it, rather than the JVCO or a JVCO Entity, is primarily liable under the applicable tax Laws of any jurisdiction.
ARTICLE 9

GENERAL PROVISIONS

SECTION 9.01    Conflict. In the event that any provision of this Agreement conflicts with or is inconsistent with any provision of the Memorandum and Articles of Association of the JVCO or the organizational documents of the HK Sub or the WFOE, to the extent permitted by applicable Law, the terms of this Agreement shall control and prevail in all respects over the Memorandum and Articles of Association of the JVCO and the organizational documents of the HK Sub and the WFOE, and each party hereto shall, and shall cause its applicable Affiliates to, vote all of the JVCO Equity Securities now or hereafter controlled, owned or held beneficially or of record thereby, at each annual or extraordinary general meeting of shareholders of JVCO, in favor of, and take all actions by written resolution in lieu of any such meeting, and take all other reasonable actions, as are necessary to ensure that at all times the Memorandum and Articles of Association of the JVCO or the organizational documents of the HK Sub or WFOE do not impair, limit, restrict, prevent or otherwise adversely affect any provision of this Agreement. Each Founding Shareholder shall cause the Memorandum and Articles of Association of the JVCO to include provisions substantially consistent with this Agreement as necessary to give this Agreement full legal effect, except as the Founding Shareholders may otherwise agree in writing.
SECTION 9.02    Further Action. Each party shall, and each shall cause its applicable Affiliates to, (i) vote or cause to be voted all JVCO Equity Securities now or hereafter controlled, owned or held beneficially or of record by them, at each annual or extraordinary general meeting of shareholders of JVCO, in favor of, and take all actions by written resolution in lieu of any such meeting, and cause its Directors to vote for and take all actions by written resolution (or replace such Directors with designees who will vote for and take all action by written consent), to effect the matters contemplated by this Agreement and shall waive all right to object to or dissent with respect to, or otherwise prevent, the foregoing; and (ii) execute and deliver such instruments, documents and other papers, give such written assurances, give such written consents (including any that may be required under the JVCO’s Memorandum and Articles of Association) and do, or cause to be done, all things otherwise necessary, proper or advisable under applicable Laws, and otherwise cooperate with each other, in each case as may be required or reasonably requested by any other party in order to cause, evidence, reflect, consummate and make effective any and all of the matters contemplated by this Agreement, including, without limitation, the execution, acknowledgement, delivery and filing of the Memorandum and Articles of Association of the JVCO and organizational documents of the HK Sub and the WFOE, and any amendments thereto.
SECTION 9.03    Indemnities.
(a)    To the maximum extent permitted by applicable Law, the JVCO shall indemnify, defend and hold harmless any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the JVCO) by reason of the fact that he is or was a Director or officer of the JVCO, or is or was serving at the request of the JVCO as a director or officer of another Person (any such Person, a “Covered Person”), against all losses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a

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manner he reasonably believed to be in, or not opposed to, the best interests of the JVCO or such other Person, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the JVCO or such other Person, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(b)    To the maximum extent permitted by applicable Law, the JVCO shall indemnify, defend and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the JVCO to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the JVCO, or is or was serving at the request of the JVCO as a director, officer, employee or agent of another Person, against all Losses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the JVCO or such other Person and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the JVCO unless and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which a court shall deem proper.
(c)    To the extent that a Covered Person has been successful on the merits or otherwise in defense of any action referred to in Section 9.03(a) or Section 9.03(b), or in defense of any claim, issue or matter therein, he shall be indemnified, defended and held harmless against all losses actually and reasonably incurred by him in connection therewith to the maximum extent permitted by applicable Law.
(d)    Expenses, including attorneys’ fees, incurred by a Director or officer in defending an action, whether civil, criminal, administrative or investigative, shall be paid by the JVCO in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the JVCO. Such expenses, including attorneys’ fees, incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.
(e)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.03 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Law, agreement, vote of the Board or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.03 shall, unless otherwise provided when authorized or ratified, continue as to a Covered Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Covered Person.
SECTION 9.04    Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated in this Agreement shall be paid by the party incurring such costs and expenses.
SECTION 9.05    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person or by pre-paid internally-recognized overnight or second-day courier service, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.05). Documents are deemed delivered when actually delivered to or delivery is refused at the applicable address.

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if to Synacor, to:
Synacor, Inc.
40 La Riviere Drive, Suite 300
Buffalo, New York 14202
United States of America
Attention: Chief Financial Officer
Telephone: 716-853-1362
Facsimile: 716-332-0081
with a copy (not constituting notice) to:
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025-1949
United States of America
Attention: Howard Chao, Esq.     Jennifer A. DePalma, Esq.
Telephone: 650-473-2600
Facsimile: 650-473-2601
if to Maxit, to:
Maxit Technology Incorporated
B312-313, 41 East 4th Ring Middle Road
Beijing 100025, People’s Republic of China
Attention: Mr. Sean Wang
Telephone: +86 10 82603633
Facsimile: + 86 10 82603922
if to the JVCO, to the executive offices of the JVCO, with a copy (not constituting notice) to each of Synacor, Maxit and their respective copied parties:
SECTION 9.06    Public Announcements. No party hereto shall make, or cause to be made, any press release or public announcement in respect of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or otherwise communicate with respect thereto with the public or any news media without the prior written consent of each Founding Shareholder, and the parties shall cooperate as to the timing and contents of any such press release or public announcement. Notwithstanding the foregoing, where an announcement is required by Law or stock exchange rules or regulations, the party required to make such an announcement shall notify each Founding Shareholder of such, and provide a copy of such to each such other party, to the extent reasonably practicable in advance of such announcement and, to the extent practical, take the comments of such other parties in respect of such announcement into account prior to making such announcement.
SECTION 9.07    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permitted by Law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions are consummated as originally contemplated to the greatest extent possible.
SECTION 9.08    Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. No warranty, representation, inducement, promise, understanding or condition not set forth herein has been made or relied upon by any party hereto with respect to the subject matter of this Agreement.

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SECTION 9.09    Assignment. This Agreement may not be assigned without the express written consent of each Founding Shareholder, which consent may be granted or withheld in the sole discretion of such Founding Shareholder; provided, however, that any party may assign its rights together with its obligations under this Agreement without the consent of the other parties to an Affiliate wholly owned by such Founding Shareholder, so long as the assignor remains primarily liable for the obligations so assigned and such assignment does not act as a novation thereof; provided, further, that any party may assign its rights together with its obligations under this Agreement without the consent of the other parties in connection with the merger, consolidation, sale (including, without limitation, of all or substantially all of the assets) or similar reorganization of such party.
SECTION 9.10    Third Party Beneficiaries. Except with respect to the rights granted to Covered Persons pursuant to Section 9.03 of this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person (including any employee or prospective employee of the parties or of the JVCO, the HK Sub or the WFOE), any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Notwithstanding the foregoing, it is agreed that the Covered Persons are intended third party beneficiaries of Section 9.03 of this Agreement and shall have the right to enforce Section 9.03 of this Agreement as if a party hereto.
SECTION 9.11    Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed by the JVCO and each Founding Shareholder. Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party or of the JVCO Entities, or the obligations of the party to whom such extension or indulgence is granted.
SECTION 9.12    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, New York applicable to contracts executed in and to be performed in that jurisdiction without regard to conflicts of law.
SECTION 9.13    Dispute Resolution. Any dispute, controversy or claim (each a “Dispute”) arising out of or relating to this Agreement, the JVCO’s Memorandum and Articles of Association or the organizational documents of the HK Sub or the WFOE (including the application, interpretation, or any alleged breach hereunder or thereunder) will be resolved in accordance with the procedures specified in this Section 9.13. The parties intend that these provisions will be valid, binding, enforceable, irrevocable and will survive any termination of this Agreement and shall be the sole and exclusive set of procedures for the resolution of any Disputes.
(a)    Negotiations. The party raising the Dispute will give written notice to the other parties to the Dispute describing the nature of the Dispute, and the parties to such Dispute shall thereafter attempt for a period of ten (10) Business Days to resolve such Dispute by negotiation between executives designated by each of the parties with authority to settle such Dispute. All such negotiations shall be confidential and treated as compromise and settlement negotiations for purposes of any applicable Laws. The statute of limitations applicable to the commencement of a lawsuit shall apply to the commencement of an arbitration hereunder, except that no defenses will be available based upon the passage of time during any such negotiation period. Regardless of the foregoing, a party shall have the right to seek immediate injunctive relief pursuant to Section 9.13(c) without regard to any such ten (10) day negotiation period.
(b)    Arbitration. If such Dispute cannot be resolved pursuant to Section 9.13(a), any party may submit such Dispute to arbitration by giving a written notice of arbitration to the other parties (the “Arbitration

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Notice”). Any such Dispute shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect. There shall be three (3) arbitrators, one nominated by the initiating party and the second nominated by the other party, each within fifteen (15) days of receipt of the request for arbitration; the third, who shall act as the chair of the arbitral tribunal, shall be nominated by the two (2) selected arbitrators within twenty (20) days of the confirmation of the second arbitrator. If any arbitrators are not nominated within these time periods, the ICC International Court of Arbitration shall make the appointment(s). The place of arbitration shall be the Borough of Manhattan, in the City of New York, in the State of New York. The language of the arbitral proceedings shall be English. The arbitral tribunal shall apply the International Bar Association Rules on the Taking of Evidence in International Arbitration (2010). The arbitrators may award any relief permitted under this Agreement and applicable law; however they may not award punitive, exemplary or multiple damages. The award shall be rendered within eight (8) months from the selection of the chair of the arbitral tribunal, unless the parties agree to extend this time limit or the arbitral tribunal determines that the interest of justice so requires. The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. This Agreement and the rights and obligations of the parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder. The parties agree that any party to this Agreement shall have the right to have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure.
(c)    Temporary or Preliminary Injunctive Relief. Notwithstanding the agreement of the parties to submit all Disputes to final and binding arbitration pursuant to Section 9.13(b), the parties shall have the right to seek and obtain temporary or preliminary injunctive relief in any court of competent jurisdiction. Such courts shall have authority to, among other things, grant temporary or provisional injunctive relief (with such relief effective until the arbitrators have rendered similar relief or a final award) in order to protect any party’s rights under this Agreement. Notwithstanding the provisions of Section 9.13(a) or (b) above or in this clause (c), the parties shall also have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the ICC in accordance with its Rules for a Pre-Arbitral Referee Procedure.
(d)    Confidential Proceedings. Except as may be necessary to enter judgment upon the award or to the extent required by applicable Law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the Dispute and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the parties and their counsel, and each of their agents, employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any Person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award or as required by applicable Law.
(e)    Consolidation and Joinder.
(i)    The parties to this Agreement, as well as the parties to each other Transaction Document that contains a section or clause substantially similar to this Section 9.13 (collectively, the “Related Contracts”) are bound by this arbitration agreement, each to each other, provided that they have signed this Agreement, any of the Related Contracts, or any other contract that incorporates this clause or a substantially similar clause by reference (such clause, whether in this Agreement or in any Related Contract or whether incorporated by reference, the “Arbitration Agreement”).
(ii)    The tribunal may, upon the application of any party to an arbitration begun under the Arbitration Agreement, whether under this Agreement or a Related Contract, order another party to the Arbitration Agreement to be joined as an additional party to the arbitration if (1) the interests of justice and efficiency would be served by such a joinder, and (2) no prejudice would be caused to any party in any material respect as a result of such joinder, whether through undue delay or otherwise. The party applying for joinder of an additional party shall provide a copy of such application to that additional party at the same time as making the application to the tribunal. The additional party shall be given a reasonable opportunity to submit its views on the application.

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(iii)    Where more than one arbitration is begun under the Arbitration Agreement (whether under this Agreement or a Related Contract), the tribunal in the arbitration first filed may, in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before that tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. If the tribunal in the arbitration first filed orders of consolidation, each party herewith consents to such consolidation and agrees to the dismissal of each such other arbitration that has been ordered to be consolidated with such first arbitration.
(iv)    Where one or more parties are added to an arbitration as a result of a joinder or a consolidation, and where the additional party or parties are not agreeable to the constitution of the tribunal in that arbitration, then the tribunal shall be re-constituted. Where multiple claimants or multiple respondents are involved, the multiple claimants, jointly, or the multiple respondents, jointly, shall nominate an arbitrator each. In the absence of such joint nomination and where all parties are unable to agree to a method for the constitution of the tribunal, the ICC may appoint each member of the tribunal and designate one of them to act as chairman. In such a case, the ICC shall be at liberty to choose any individual it regards as suitable to act as arbitrator, save that it shall be guided by any criteria upon which all the parties have agreed.
SECTION 9.14    Counterparts and Facsimile or PDF Execution. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A PDF copy or facsimile copy of a signature page shall be deemed an original signature page.
SECTION 9.15    Languages. This Agreement is being executed in the English language, and the English language version shall be valid and binding.
SECTION 9.16    Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity without the necessity of demonstration of the inadequacy of monetary damages pursuant to Section 9.13.
SECTION 9.17    Relationship. This Agreement establishes between the parties an independent relationship. The parties intend that no partnership or joint venture is created hereby, that no party hereto will be a partner or joint venturer of any other party hereto for any purposes and that this Agreement will not be construed to the contrary, and the parties will not hold themselves out as being in any such arrangement.
SECTION 9.18    Cumulative Rights. Except as otherwise expressly provided in this Agreement, all of the rights and remedies expressly provided to a party under this Agreement shall be deemed cumulative, and in addition, to any and all other rights and remedies available to such party under applicable Law, in equity or by Contract.
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IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Synacor China, Ltd.

By: /s/ Qiang Sean Wang
Name:    Qiang Sean Wang
Title:    Chief Executive Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Maxit Technology Incorporated

By: /s/ Qiang Sean Wang
Name:    Qiang Sean Wang
Title:    Director

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IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
Synacor, Inc.

By: /s/ William J. Stuart
Name:    William J. Stuart
Title:    Chief Financial Officer

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EXHIBIT A
CERTAIN TAX MATTERS
Section 1.1    Treatment as Partnership; Compliance with Regulations. It is the intent of the shareholders of the JVCO (the “Shareholders”) that the JVCO be classified as a partnership for U.S. federal income tax purposes after the Closing Date. Consistent with that intent, it is understood that (i) the allocation of tax items of the JVCO will be made in accordance with the Shareholders’ “interests in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3) by utilizing the principles of allocation contained in Treasury Regulations Sections 1.704-1 (b)(2)(iv) and 1.704-2; (ii) upon liquidation of the JVCO, liquidating distributions will not be made in accordance with the Capital Account balances of the Shareholders; and (iii) all distributions to Shareholders will be made in accordance with the Shareholders’ respective equity interests in the JVCO.
Section 1.2    Definitions. Capitalized terms used in this Exhibit A and not defined herein shall have the meanings ascribed to them in the Agreement. Capitalized words and phrases used in this Exhibit A shall have the following meanings.
“Adjusted Capital Account Deficit” means, with respect to the Capital Account of any Shareholder as of the end of any Fiscal Year, the amount by which the balance in such Capital Account is less than zero, after giving effect to the following adjustments:
(a)    each Shareholder’s Capital Account shall be increased by the amount, if any, such Shareholder is obligated to contribute or is treated as being obligated to contribute to the JVCO pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
(b)    each Shareholder’s Capital Account shall be decreased by the amount of any of the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Capital Account” means, with respect to any Shareholder, the account maintained for such Shareholder in accordance with the provisions of Section 1.3 of this Exhibit A.
“Capital Contribution” means, with respect to any Shareholder, the aggregate amount of cash and the Gross Asset Value (determined as of the date of contribution) of any property (other than cash) contributed to the JVCO .
“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Fiscal Year, except that (i) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial method” as defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (ii) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for U.S. federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (ii) above, if the adjusted tax basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matter Partner.
“Gross Asset Value” means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

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(a)    the Gross Asset Value of any asset contributed by a Shareholder to the JVCO shall initially be the fair market value of such asset on the date of the contribution, as determined by the Tax Matters Partner;
(b)    for purposes of adjusting the Capital Accounts of Shareholders to reflect increases or decreases in the value of the JVCO upon certain occasions, the Gross Asset Value of all JVCO assets shall be adjusted to equal their respective fair market values, as determined by the Tax Matters Partner, as of the following times: (i) the acquisition of an additional interest in the JVCO by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the JVCO to a Shareholder of more than a de minimis amount of JVCO assets as consideration for an interest in the JVCO; (iii) the grant of an interest in the JVCO (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the JVCO by an existing Shareholder acting in a Shareholder capacity, or by a new Shareholder acting in a Shareholder capacity or in anticipation of becoming a Shareholder; and (iv) the liquidation of the JVCO within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i), clause (ii) and clause (iii) of this sentence shall be made only if the Tax Matters Partner reasonably determines such adjustments are necessary or appropriate to reflect the relative economic interests of the Shareholders in the JVCO; and
(c)    the Gross Asset Value of any asset distributed by the JVCO to a Shareholder shall be the fair market value of such asset on the date of distribution, as determined by the Tax Matters Partner.
If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a) or paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken with respect to such asset for purposes of computing Profits and Losses.
“JVCO Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704 2(b)(1) and 1.704 2(c).
“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).
“Profits” and “Losses” means, for each Fiscal Year, an amount equal to the JVCO’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:
(a)    any income of the JVCO exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;
(b)    any expenditures of the JVCO described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;
(c)    in the event the Gross Asset Value of any JVCO asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Gross Asset Value” above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;
(d)    gain or loss resulting from any disposition of any asset of the JVCO with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

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(e)    in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” above.
Notwithstanding the foregoing, all items of income, gain, loss, deduction or credit that are specially allocated pursuant to Section 1.4(b) of this Exhibit A shall be excluded from the computation of Profits and Losses.
“Treasury Regulations” means the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, modified or supplemented from time to time.
“Shareholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).
“Shareholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Shareholder Nonrecourse Debt, equal to the JVCO Minimum Gain that would result if the Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
“Shareholder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
Section 1.3    Capital Accounts.
(a)    A separate Capital Account shall be established and maintained for each Shareholder. Each Shareholder’s Capital Account shall be increased by (a) the amount of cash contributed by such Shareholder to the JVCO, (b) the Gross Asset Value of property contributed by such Shareholder to the JVCO (net of liabilities secured by the contributed property that the JVCO is considered to assume or take subject to under Section 752 of the Code), and (c) allocations to such Shareholder of Profits and items of income or gain that are specially allocated to such Shareholder pursuant to Section 1.4 of this Exhibit A. Each Shareholder’s Capital Account shall be decreased by (i) the amount of cash distributed to such Shareholder by the JVCO, (ii) the Gross Asset Value of property distributed to such Shareholder by the JVCO (net of liabilities secured by the distributed property that the Shareholder is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to such Shareholder of Losses and items of expense or loss that are specially allocated to such Shareholder pursuant to Section 1.4 of this Exhibit A. Upon any transfer of Units, the portion of the Capital Account of the transferor that is attributable to the transferred Units shall carry over to the transferee Shareholder in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(1).
(b)    No Shareholder shall be required to pay to any other Shareholder or the JVCO any deficit or negative balance that may exist from time to time in such Shareholder’s Capital Account, including, without limitation, upon and after dissolution of the JVCO. No interest shall be paid on any Capital Account balance of any Shareholder.
(c)    The foregoing provisions and the other provisions of this Exhibit A relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Tax Matters Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributions or distributed property or which are assumed by the JVCO or the Shareholders), are computed in order to comply with such Treasury Regulations, the Tax Matters Partner may make such modification, subject to the statements set forth in Section 1.1 of this Exhibit A. The Tax Matters Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Shareholders and the amount of the JVCO capital reflected on the JVCO’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Exhibit not to comply with Treasury Regulations Section 1.704-1(b).

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Section 1.4    Allocations of Profits and Losses.
(a)    General Allocation of Income, Gain, Loss or Deduction. After taking into account any special allocations pursuant to Section 1.4(b) and (d) of this Exhibit A and subject to any limitations contained herein, any items of income, gain, loss or deduction of the JVCO shall be allocated among the Shareholders in a manner such that the Capital Account of each Shareholder after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Shareholder pursuant to the provisions of the Memorandum and Articles of Association of the JVCO if the JVCO were dissolved, its affairs wound up and its assets sold for cash equal to its Gross Asset Values, all the JVCO liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Gross Asset Values of the assets securing such liability), minus (ii) the Shareholder’s share of the JVCO Minimum Gain and Shareholder Nonrecourse Debt Minimum Gain, computed immediately before the hypothetical sale of assets. The Tax Matters Partner shall make such other assumptions as it deems necessary or appropriate in its good faith and reasonable judgment in order to (i) effectuate the intended beneficial entitlement of the Shareholders and (ii) allocate the tax items of the JVCO in accordance with the Shareholders’ “interests in the partnership” within the meaning of Treasury Regulations Section 1.704-1(b)(3).
(b)    Special Allocations.
(i)    Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f) and notwithstanding any other provision of this Agreement, if there is a net decrease in JVCO Minimum Gain during any Fiscal Year, each Shareholder shall be specially allocated items of JVCO income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in JVCO Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 1.4(b)(i) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(ii)    Shareholder Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4) and notwithstanding any other provision of this Section 1.4(b), if there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to a Shareholder Nonrecourse Debt during any Fiscal Year, each Shareholder who has a share of the Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder's share of the net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 1.4(b)(ii) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)    Qualified Income Offset. In the event any Shareholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5) or (d)(6), items of JVCO income and gain shall be specially allocated to each such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided that an allocation pursuant to this Section 1.4(b)(iii) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 1.4 have been tentatively made as if this Section 1.4(b)(iii) were not a term of this Agreement. This Section 1.4(b)(iii) is intended to constitute a “qualified income offset” provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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(iv)    Gross Income Allocation. In the event any Shareholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the amount such Shareholder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Shareholder shall be specially allocated items of JVCO income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 1.4(b)(iv) shall be made if and only to the extent that such Shareholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 1.4(b) have been tentatively made as if this Section 1.4(b)(iv) and Section 1.4(b)(iii) hereof were not in the Agreement.
(v)    Allocation of Nonrecourse Deductions. Each Nonrecourse Deduction of the JVCO shall be specially allocated to the Shareholders pro rata, in proportion to the number of Shares owned by each Shareholder.
(vi)    Shareholder Nonrecourse Deductions. Any Shareholder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).
(vii)    JVCO Minimum Gain. If, during a Fiscal Year, the JVCO makes a distribution to any Shareholder of the proceeds of any Nonrecourse Liability of the JVCO that would otherwise be allocable to an increase in JVCO Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the JVCO may elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in JVCO Minimum Gain.
(c)    Curative Allocations. The allocations set forth in paragraphs (i) through (vi) of Section 1.4(b) and Section 1.4(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the parties that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 1.4(c). Therefore, notwithstanding any other provision of this Section 1.4 (other than the Regulatory Allocations), the Tax Matters Partner shall make such offsetting special allocations of JVCO income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Regulatory Allocations were not part of the Agreement and all the JVCO’s items were allocated pursuant to Section 1.4(a).
(d)    Loss Limitation. Losses allocated pursuant to Section 1.4(a) of this Exhibit A shall not exceed the maximum amount of Losses that can be allocated without causing any Shareholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Shareholders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 1.4 hereof, the limitation set forth in this Section 1.4(d) shall be applied on a Shareholder by Shareholder basis and Losses not allocable to any Shareholder as a result of such limitation shall be allocated to the other Shareholders in accordance with the positive balances in such Shareholder’s Capital Accounts so as to allocate the maximum permissible Losses to each Shareholder under Regulations Section 1.704-1(b)(2)(ii)(d).
(e)    Transfer of or Change in Interest. Subject to the following sentence, in the event of a transfer of all or part of an interest in the JVCO (in accordance with the provisions of this Agreement) at any time other than the end of a Fiscal Year, or any other change in the relative interests of the Shareholders, Profits or Losses and specially allocated items shall be allocated in a manner that takes account of the varying interests of the Shareholders in accordance with Code Section 706 and the Treasury Regulations promulgated thereunder.
Section 1.5    Tax Allocations.
(a)    In General. Except as otherwise provided in this Section 1.5, each item of income, gain, loss, or deduction for U.S. federal income tax purposes that corresponds to an item of income, gain, loss or expense that is

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either taken into account in computing Profits or Losses or is specially allocated pursuant to Section 1.4(b) (a “Book Item”) shall be allocated among the Shareholders in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 1.4 hereof. Allocations pursuant to this Section 1.5 are solely for U.S. federal income tax purposes and shall not affect, or in any way be taken into account in computing, any Shareholder's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
(b)    Section 704(c) of the Code. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the capital of the JVCO shall, solely for U.S. income tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to the JVCO for U.S. federal income tax purposes and its initial Gross Asset Value using the method determined by the Tax Matters Partner.
(c)    Adjustments Under Section 704(c) of the Code. In the event the Gross Asset Value of any JVCO asset is adjusted pursuant to paragraph (b) of the definition of "Gross Asset Value," subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted tax basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code using the method determined by the Tax Matters Partner.
(d)    Tax Elections. Any elections or other decisions relating to the U.S. tax treatment of the JVCO or allocations made pursuant to this Exhibit A, shall be made by the Tax Matters Partner. Any other tax elections relating to the JVCO, as well as any tax elections relating to the HK Sub, the WFOE or any other Subsidiary of the JVCO shall be made by the Tax Officer.
Section 1.6    Withholding. The JVCO is authorized to withhold from distributions, or with respect to allocations, to the Shareholders and to pay over to the appropriate federal, state, local or foreign government any amounts required by law to be so withheld. To the extent applicable, the Tax Matters Partner shall allocate any amounts required to be withheld to the Shareholders in respect of whose distribution or allocation the tax was withheld and paid over and shall treat such amounts as actually distributed to such Shareholders to the extent not in excess of amounts that would otherwise be currently distributed to the respective Shareholders, and otherwise as loans of the excess amounts to such Shareholders that are repayable to the JVCO upon demand and subject to offset against amounts subsequently distributable to such Shareholders.